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                                                                     EXHIBIT 5.1


                                          Gadsby Hannah LLP
                                         225 Franklin Street
                                           Boston, MA 02110

                                                         September 26, 2003


Ibis Technology Corporation
32 Cherry Hill Drive
Danvers, Massachusetts  01923

            Re: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

            We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission ("SEC") on or about September 2, 2003, as amended by Amendment No. 1 dated September 18, 2003 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,000,000 shares of your common stock, par value $0.008 per share (collectively, the "Shares").

         We understand that the Shares are to be sold by the selling stockholders to the public from time to time as described in the Registration Statement.

         We have examined originals or copies of those corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

         On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications of this opinion, we are of the opinion that the Shares, if sold by such stockholders in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         The law covered by this opinion is limited to the present federal law of the United States and the state laws of the Commonwealth of Massachusetts. We express no opinion as to the laws of any other jurisdiction and no opinion regarding statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.

                                                        Very truly yours,

                                                        /s/ Gadsby Hannah LLP

                                                        GADSBY HANNAH LLP